Exhibit 99.1

Summary Pro Forma Financial Information

The unaudited pro forma combined consolidated financial information of Team Health included in this offering memorandum reflects adjustments to the historical financial statements of Team Health to give effect to the Transactions and the other acquisitions described below. The unaudited pro forma combined balance sheet information as of September 30, 2015 reflects the Transactions as if each occurred on September 30, 2015. The unaudited pro forma combined statements of operations information reflects the Transactions and the Prior Acquisitions as if each occurred on January 1, 2014. See “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined statement of operations information for the year ended December 31, 2014 combines the audited consolidated statement of operations of Team Health for the year ended December 31, 2014, the unaudited consolidated statement of operations for Team Health’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, December 31, 2014), the audited consolidated statement of operations of IPC for the year ended December 31, 2014, and the unaudited consolidated statement of operations for IPC’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, December 31, 2014) and applies pro forma adjustments as described in “Unaudited Pro Forma Combined Financial Information.”

The unaudited pro forma combined statement of operations information for the nine months ended September 30, 2015 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2015, the unaudited consolidated statement of operations for Team Health’s completed 2015 (through September 30, 2015) acquisitions for the period from January 1, 2015 to the closing of such acquisitions, the unaudited consolidated statement of operations of IPC for the nine months ended September 30, 2015, and the unaudited consolidated statement of operations of IPC’s completed 2015 (through September 30, 2015) acquisitions for the period from January 1, 2015 to the closing of such acquisitions and applies pro forma adjustments as described herein.

The unaudited pro forma combined statement of operations information for the nine months ended September 30, 2014 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2014, the unaudited consolidated statement of operations for Team Health’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, September 30, 2014), the unaudited consolidated statement of operations of IPC for the nine months ended September 30, 2014, and the unaudited consolidated statement of operations for IPC’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, September 30, 2014) and applies pro forma adjustments as described herein.

The unaudited pro forma combined statement of operations information for the twelve months ended September 30, 2015 was calculated by adding unaudited pro forma combined statement of operations information for the nine months ended September 30, 2015 to the corresponding unaudited pro forma combined statement of operations information for the year ended December 31, 2014 and subtracting the corresponding unaudited pro forma combined statement of operations information for the nine months ended September 30, 2014.

The financial information that was utilized in developing the unaudited consolidated statement of operations for Team Health’s and IPC’s completed acquisitions was developed using each acquiree’s most appropriate historical financial information obtained as a part of the due diligence procedures during the acquisition process. All historical financial information was obtained from each acquiree’s internal financial reporting team and not necessarily subject to attestation by an independent auditor.

The unaudited pro forma combined financial information is for illustrative purposes only and does not purport to represent what our financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

The unaudited pro forma combined financial information should be read in conjunction with the consolidated financial statements, notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Team Health and IPC in addition to the sections “Summary—The Transactions” and “Capitalization.”

	Pro Forma (Unaudited)
	Last Twelve Months Ended September 30, 2015	Nine Months Ended September 30,		Year Ended December 31, 2014
(dollars in thousands)		2015	2014
Statement of operations data:
Net revenues before provision for uncollectibles	$6,950,966	$5,043,573	$4,511,186	$6,418,114
Provision for uncollectibles	2,481,586	1,807,564	1,649,122	2,322,679

Net revenues	4,469,380	3,236,009	2,862,064	4,095,435
Cost of services rendered
Professional service expenses	3,475,709	2,510,020	2,179,475	3,145,164
Professional liability costs	129,337	95,101	93,527	127,763
General and administrative expenses (includes contingent purchase and other acquisition compensation expense)	472,480	330,973	298,938	440,445
Other (income) expenses, net	(2,261)	(184)	(2,493)	(4,570)
Transaction costs	3,322	1,905	5,734	7,151
Depreciation	27,546	20,947	18,260	24,859
Amortization	83,872	63,081	36,522	57,313
Interest expense, net	110,464	83,210	81,029	108,283
Loss on refinancing of debt	3,648	—	—	3,648

Earnings before income taxes	165,263	130,956	151,072	185,379
Provision for income taxes	65,631	52,828	60,266	73,069

Net earnings	99,632	78,128	90,806	112,310
Net earnings attributable to noncontrolling interest	61	(78)	212	351

Net earnings attributable to Team Health Holdings, Inc. .	$99,571	$78,206	$90,594	$111,959

(dollars in thousands)	As of September 30, 2015
(unaudited)
Balance sheet data:
Cash and cash equivalents	$18,093
Working capital(1)	(149,939)
Total assets	3,954,778
Total debt(2)	2,414,954
Total shareholders’ equity including noncontrolling interests	560,408

(dollars in thousands, except ratio data)	Last Twelve Months Ended or as of September 30, 2015
(unaudited)
Other financial information:
Pro Forma Adjusted EBITDA(3)	$491,932
Ratio of total debt to Pro Forma Adjusted EBITDA(3)	4.9x

(1)	Working capital means current assets minus current liabilities.
(2)	Includes current portion of long-term debt.
(3)	We present Pro Forma Adjusted EBITDA as a supplemental measure of our performance. We present Pro Forma Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Pro Forma Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. In evaluating our performance as measured by Pro Forma Adjusted EBITDA, management recognizes and considers the limitations of this measure. Pro Forma Adjusted EBITDA does not reflect certain cash expenses that we are obligated to make, and although depreciation and amortization are non-cash charges, assets being depreciated and amortized will often have to be replaced in the future, and Pro Forma Adjusted EBITDA does not reflect any cash requirements for such replacements. In addition, other companies in our industry (including IPC) may calculate Pro Forma Adjusted EBITDA differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure. Because of these limitations, Pro Forma Adjusted EBITDA should not be considered in isolation or as a substitute for net earnings, operating income, cash flows from operating, investing or financing activities, or any other measure calculated in accordance with generally accepted accounting principles.

The following unaudited table sets forth a reconciliation of net earnings attributable to Team Health Holdings, Inc. to Pro Forma Adjusted EBITDA for the last twelve months ended September 30, 2015:

(dollars in thousands)	Last Twelve Months Ended September 30, 2015
(unaudited)
Net earnings attributable to Team Health Holdings, Inc.	$99,571
Interest expense, net	110,464
Provision for income taxes	65,631
Depreciation	27,546
Amortization	83,872
Other (income) expenses, net(a)	(2,261)
Loss on refinancing of debt(b)	3,648
Contingent purchase and other acquisition compensation expense(c)	25,884
Transaction costs(d)	12,115
Equity based compensation expense(e)	25,068
Insurance subsidiaries interest income	2,069
Severance and other charges	12,525
BPCI overhead(f)	800
Potential IPC Acquisition synergies(g)	25,000

Pro Forma Adjusted EBITDA	$491,932

(a)	Reflects gain or loss on sale of assets, realized gains on investments, and changes in fair value of investments associated with our non-qualified retirement plan.
(b)	Reflects the write-off of deferred financing costs as well as certain fees and expenses associated with the amendment of our Existing Credit Facility in October 2014.
(c)	Reflects expense recognized for historical and estimated future contingent payments and other compensation expense activity associated with acquisitions, including costs associated with the IPC Acquisition.
(d)	Reflects expenses associated with accounting, legal, due diligence and other transaction fees related to acquisition activity, including the IPC Acquisition.
(e)	Reflects costs related to options and restricted shares granted under the Team Health and IPC equity based compensation plans.
(f)	Reflects one-time expenses related to the preparation for BPCI program launch in mid-2015.
(g)	As discussed under “—The Transactions—Strategic and Financial Benefits of the IPC Acquisition,” we currently project to realize approximately $60 million in estimated cost and revenue synergies from the IPC Acquisition over the next three years. Approximately $25 million of such synergies are projected to be realized within one year of closing. The cost synergies relate to, among other things, combined overhead and public company costs, regional operating savings and procurement benefits, and technology cost savings, and the revenue synergies relate to, among other things, leveraging Team Health’s current managed care contracts and optimizing IPC’s legacy contracts, potential improvements in collections and opportunities to bundle services and the ability to offer enhanced post-acute service. These exclude costs expected to be incurred to achieve the potential cost savings and revenue synergies. We may not be successful in achieving these synergies within this period, or at all. See “Risk Factors—Risk Factors Relating to the IPC Acquisition—We may be unable to successfully integrate IPC’s operations or to realize targeted cost savings, revenues or other benefits of the IPC Acquisition” and “—We will incur significant transaction and acquisition-related costs in connection with the IPC Acquisition.”

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The tables below set forth the unaudited pro forma combined financial information for Team Health giving effect to the Transactions and the other acquisitions described below.

With respect to the financing transactions, the unaudited pro forma combined financial information is based on the assumption that Team Health will incur $965.0 million of term loans under the New Tranche B Facility and issue $545.0 million of notes in connection with the Transactions.

The unaudited pro forma combined balance sheet as of September 30, 2015 reflects the Transactions as if each occurred on September 30, 2015. The unaudited pro forma combined statements of operations reflects the Transactions and the other acquisitions described below as if each occurred on January 1, 2014.

The unaudited pro forma combined statement of operations for the year ended December 31, 2014 combines the audited consolidated statement of operations of Team Health for the year ended December 31, 2014, the unaudited consolidated statement of operations for Team Health’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, December 31, 2014), the audited consolidated statement of operations of IPC for the year ended December 31, 2014, and the unaudited consolidated statement of operations for IPC’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, December 31, 2014) and applies pro forma adjustments as described herein.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2015 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2015, the unaudited consolidated statement of operations for Team Health’s completed 2015 (through September 30, 2015) acquisitions for the period from January 1, 2015 to the closing of such acquisitions, the unaudited consolidated statement of operations of IPC for the nine months ended September 30, 2015, and the unaudited consolidated statement of operations of IPC’s completed 2015 (through September 30, 2015) acquisitions for the period from January 1, 2015 to the closing of such acquisitions and applies pro forma adjustments as described herein.

The unaudited pro forma combined statement of operations for the nine months ended September 30, 2014 combines the unaudited consolidated statement of operations of Team Health for the nine months ended September 30, 2014, the unaudited consolidated statement of operations for Team Health’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, September 30, 2014), the unaudited consolidated statement of operations of IPC for the nine months ended September 30, 2014, and the unaudited consolidated statement of operations for IPC’s completed 2014 and 2015 (through September 30, 2015) acquisitions for the period from January 1, 2014 to the closing of such acquisitions (or, if earlier, September 30, 2014) and applies pro forma adjustments as described herein.

The unaudited pro forma combined financial information has been prepared using the acquisition method of accounting for business combinations under GAAP. The adjustments necessary to fairly present the unaudited pro forma combined financial information have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined financial information. The pro forma adjustments related to the IPC Acquisition are preliminary and revisions to the fair value of assets acquired and liabilities assumed may have a significant impact on the pro forma adjustments. A final valuation of assets acquired and liabilities assumed has not been completed and the completion of fair value determinations may result in changes in the values assigned to property and equipment and other assets (including intangibles) acquired and liabilities assumed.

The financial information that was utilized in developing the unaudited consolidated statement of operations for Team Health’s and IPC’s completed acquisitions was developed using each acquiree’s most appropriate historical financial information obtained as a part of the due diligence procedures during the acquisition process. All historical financial information was obtained from each acquiree’s internal financial reporting team and not necessarily subject to attestation by an independent auditor.

The unaudited pro forma combined financial information reflects the application of pro forma adjustments that are (1) directly attributable to the Transactions and the other acquisitions described above, (2) factually supportable and (3) expected to have a continuing impact on Team Health’s consolidated financial results. The unaudited pro forma combined financial information does not reflect any cost savings or synergies (including the approximately $60 million of combined cost and revenue synergies anticipated to be achieved within three years, which are described elsewhere in this offering memorandum) or associated costs to achieve such savings or synergies, utilization of IPC (or other acquired company) net operating loss carryforwards or other restructuring that may result from the Transactions and other acquisitions.

The unaudited pro forma combined financial information is for illustrative purposes only and does not purport to represent what our financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

The unaudited pro forma combined financial information should be read in conjunction with the consolidated financial statements, notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Team Health and IPC in addition to the sections “Summary—The Transactions” and “Capitalization”.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2015

(In thousands)

	Team Health Historical	IPC Historical	IPC Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$18,194	$1,975	$(1,975	)(a)			$18,093
			(101	)(a)
Accounts receivable, net	577,291	128,923					706,214
Prepaid expenses and other current assets	56,902	12,737	6,000	(a)	(221	)(b)	75,418
Receivables under insured programs	19,514	12,691					32,205

Total current assets	671,901	156,326	3,924		(221)		831,930
Insurance subsidiaries’ and other investments	97,492	—					97,492
Receivables under insured programs	72,959	23,564					96,523
Deferred income taxes	39,694	—					39,694
Property and equipment, net	74,939	9,608					84,547
Other intangibles, net	326,959	5,145					332,104
Goodwill	800,583	492,407	1,087,892	(c)			2,380,882
Other	59,652	—			31,954	(b)	91,606

	$2,144,179	$687,050	$1,091,816		$31,733		$3,954,778

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,886	$16,053					$64,939
Accrued compensation and physician payable	283,288	37,082					320,370
Other accrued liabilities	127,331	38,910			(76	)(a)	166,165
Income tax payable	20,650	—					20,650
Current maturities of long-term debt	200,000	130,000			(130,000	)(b)	377,650
					168,000	(a)
					9,650	(b)
Deferred income taxes	31,511	584					32,095

Total current liabilities	711,666	222,629	—		47,574		981,869
Long-term debt, less current maturities	555,000	—			1,482,304	(b)	2,037,304
Other non-current liabilities	308,105	67,092					375,197
Shareholders’ equity:
Common stock	725	17	(17	)(c)			725
Additional paid-in capital	750,089	192,501	(192,501	)(c)			750,089
Retained Earnings (deficit)	(185,099)	204,811	(204,811	)(c)			(194,099)
			(9,000	)(a)

Team Health shareholders’ equity	565,715	397,329	(406,329)		—		556,715
Noncontrolling interests	3,693	—					3,693

Total shareholders’ equity including noncontrolling interests	569,408	397,329	(406,329)		—		560,408

	$2,144,179	$687,050	$(406,329)		$1,529,878		$3,954,778

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(In thousands, except share data)

	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments (d)(f)	Team Health Pro Forma	IPC Historical	Completed IPC Acquisitions Pro Forma Adjustments (g)(i)	IPC Pro Forma	IPC Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
Net revenue before provision for uncollectibles	$4,800,883	$779,227	$5,580,110	$710,836	$127,168	$838,004					$6,418,114
Provision for uncollectibles	1,981,240	321,573	2,302,813	16,851	3,015	19,866					2,322,679

Net revenue	2,819,643	457,654	3,277,297	693,985	124,153	818,138	—		—		4,095,435
Cost of services rendered
Professional service expenses	2,179,837	381,912	2,561,749	490,573	92,842	583,415					3,145,164
Professional liability costs	97,609	10,547	108,156	16,632	2,975	19,607					127,763
General and administrative expenses (includes contingent purchase and other acquisition compensation expense)	281,054	27,462	308,516	116,410	15,519	131,929					440,445
Other (income) expenses, net	(4,588)	23	(4,565)	(5)		(5)					(4,570)
Transaction costs	7,179		7,179	—		—	(28	)(l)			7,151
Depreciation	20,886	129	21,015	3,844		3,844					24,859
Amortization	55,647	129	55,776	1,537		1,537					57,313
Interest expense, net	15,050	1,071	16,121	1,328		1,328			(1,328	)(b)	108,283
									92,162	(b)
Loss on refinancing of debt	3,648		3,648	—		—					3,648

Earnings before income taxes	163,321	36,381	199,702	63,666	12,817	76,483	28		(90,834)		185,379
Provision for income taxes	65,232	14,516	79,748	24,646	4,960	29,606	11	(k)	(36,296	)(k)	73,069

Net earnings	98,089	21,865	119,954	39,020	7,857	46,877	17		(54,538)		112,310
Net earnings (loss) attributable to noncontrolling interests	351		351	—		—					351

Net earnings attributable to Team Health Holdings, Inc.	$97,738	$21,865	$119,603	$39,020	$7,857	$46,877	$17		$(54,538)		$111,959

Net earnings per share of Team Health Holdings, Inc.
Basic	$1.39		$1.70								$1.59
Diluted	$1.35		$1.66								$1.54
Weighted average shares outstanding
Basic	70,400		70,400								70,400
Diluted	72,164		72,164				474	(j)			72,638

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2015

(In thousands, except share data)

	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments (f)	Team Health Pro Forma	IPC Historical	Completed IPC Acquisitions Pro Forma Adjustments (i)	IPC Pro Forma	IPC Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
Net revenue before provision for uncollectibles	$4,390,682	$49,442	$4,440,124	$563,165	$40,284	$603,449					$5,043,573
Provision for uncollectibles	1,773,062	19,966	1,793,028	13,581	955	14,536					1,807,564

Net revenue	2,617,620	29,476	2,647,096	549,584	39,329	588,913	—		—		3,236,009
Cost of services rendered
Professional service expenses	2,058,876	25,374	2,084,250	396,037	29,733	425,770					2,510,020
Professional liability costs	81,371	706	82,077	12,081	943	13,024					95,101
General and administrative expenses (includes contingent purchase and other acquisition compensation expense)	219,214	1,076	220,290	105,767	4,916	110,683					330,973
Other (income) expenses, net	(182)		(182)	(2)		(2)					(184)
Transaction costs	7,170		7,170			—	(5,265	)(l)			1,905
Depreciation	17,423		17,423	3,524		3,524					20,947
Amortization	62,085		62,085	996		996					63,081
Interest expense, net	14,132		14,132	936		936			(936	)(b)	83,210
			—			—			69,078	(b)

Earnings before income taxes	157,531	2,320	159,851	30,245	3,737	33,982	5,265		(68,142)		130,956
Provision for income taxes	65,178	961	66,139	11,493	1,420	12,913	2,001	(k)	(28,225	)(k)	52,828

Net earnings	92,353	1,359	93,712	18,752	2,317	21,609	3,264		(39,917)		78,128
Net earnings (loss) attributable to noncontrolling interests	(78)		(78)	—		—					(78)

Net earnings attributable to Team Health Holdings, Inc.	$92,431	$1,359	$93,790	$18,752	$2,317	$21,609	$3,264		$(39,917)		$78,206

Net earnings per share of Team Health Holdings, Inc.
Basic	$1.29		$1.30								$1.08
Diluted	$1.26		$1.28								$1.06
Weighted average shares outstanding
Basic	71,900		71,900								71,900
Diluted	73,351		73,351				556	(j)			73,907

See accompanying notes to unaudited pro forma financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2014

(In thousands, except share data)

	Team Health Historical	Completed Team Health Acquisitions Pro Forma Adjustments (e)(f)	Team Health Pro Forma	IPC Historical	Completed IPC Acquisitions Pro Forma Adjustments (h)(i)	IPC Pro Forma	IPC Acquisition Adjustments		Financing Adjustments		Pro Forma Combined
Net revenue before provision for uncollectibles	$3,493,892	$402,932	$3,896,824	$527,951	$86,411	$614,362					$4,511,186
Provision for uncollectibles	1,464,931	168,943	1,633,874	13,200	2,048	15,248					1,649,122

Net revenue	2,028,961	233,989	2,262,950	514,751	84,363	599,114	—		—		2,862,064
Cost of services rendered
Professional service expenses	1,557,696	194,904	1,752,600	363,599	63,276	426,875					2,179,475
Professional liability costs	73,482	5,111	78,593	12,912	2,022	14,934					93,527
General and administrative expenses (includes contingent purchase and other acquisition compensation expense)	195,842	7,164	203,006	85,387	10,545	95,932					298,938
Other (income) expenses, net	(3,457)	968	(2,489)	(4)		(4)					(2,493)
Transaction costs	5,734		5,734	—		—	—	(l)			5,734
Depreciation	15,315	129	15,444	2,816		2,816					18,260
Amortization	35,203	129	35,332	1,190		1,190					36,522
Interest expense, net	10,758	1,071	11,829	1,057		1,057			(1,057	)(b)	81,029
			—	—		—			69,200	(b)

Earnings before income taxes	138,388	24,513	162,901	47,794	8,520	56,314	—		(68,143)		151,072
Provision for income taxes	56,542	10,026	66,568	18,304	3,263	21,567	—	(k)	(27,869	)(k)	60,266

Net earnings	81,846	14,487	96,333	29,490	5,257	34,747	—		(40,274)		90,806
Net earnings (loss) attributable to noncontrolling interests	212		212	—		—					212

Net earnings attributable to Team Health Holdings, Inc.	$81,634	$14,487	$96,121	$29,490	$5,257	$34,747	$—		$(40,274)		$90,594

Net earnings per share of Team Health Holdings, Inc.
Basic	$1.16		$1.37								$1.29
Diluted	$1.13		$1.34								$1.25
Weighted average shares outstanding
Basic	70,209		70,209								70,209
Diluted	71,955		71,955				469	(j)			72,424

See accompanying notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(In thousands)

(a)	Reflects the incurrence of $965.0 million of term loans under the New Tranche B Facility, proceeds from the notes of approximately $545.0 million, and a draw on the Team Health Revolving Credit Facility of approximately $168.0 million to fund the IPC Acquisition, repay certain amounts of IPC’s existing debt, and fund debt issuance and other Transaction costs. A detailed estimate of the sources and uses of cash associated with the IPC Acquisition are as follows.

Sources:
IPC cash	$1,975	(i)
Revolving Credit Facility draw	168,000
New Tranche B Facility	965,000
Notes	545,000

Total Sources	$1,679,975

Uses:
IPC Acquisition consideration	$1,485,000
Repay IPC debt and accrued interest	130,076	(ii)
Fees and expenses	65,000	(iii)
Cash to balance sheet	(101	)(i)

Total Uses	$1,679,975

(i)	Represents net cash impact of the Transactions.
(ii)	Includes $76 of accrued interest.
(iii)	Represents the estimated financing and other fees and expenses in connection with the Transactions.

Fees and expenses	$65,000
Deferred fees and expenses	50,000

Non-deferred fees and expenses	$15,000
Tax impact	6,000

After-tax non-deferred fees and expenses	$9,000

(b)	Represents the New Tranche B Facility and the notes and repayment of existing IPC debt and the elimination of related deferred financing costs.

New Tranche B Facility and the notes	$1,510,000

Estimated total deferred financing costs for the notes	18,046
Current Portion	9,650

Long Term Portion	$1,482,304
Estimated total deferred financing costs for New Tranche B Facility	$31,954
Repayment of IPC debt	$130,000
Elimination of IPC deferred financing costs	$221

Removal of IPC’s total interest expense for year ended December 31, 2014	$1,328
Removal of IPC’s total interest expense for nine months ended September 30, 2015	$936
Removal of IPC’s total interest expense for nine months ended September 30, 2014	$1,057
Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the year ended December 31, 2014	$92,162
Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the nine months ended September 30, 2015	$69,078
Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the nine months ended September 30, 2014	$69,200

If the weighted average interest rate of 5.74% of the New Tranche B Facility and the notes changed 0.25%, the total interest and amortization of deferred financing costs expense would be as follows:

	+0.25%	-0.25%

Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the year ended December 31, 2014	$95,881	$88,443
Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the nine months ended September 30, 2015	$71,861	$66,294
Total interest and amortization of deferred financing costs expense for the New Tranche B Facility and the notes for the nine months ended September 30, 2014	$71,993	$66,408

(c)	Represents adjustments based on preliminary estimates of fair value and the adjustment to goodwill derived from the difference in the estimated total consideration to be transferred by Team Health and the estimated fair value of assets acquired and liabilities assumed by Team Health. The estimated consideration is based on the cash paid by Team Health and the assumption of IPC’s net debt. Final consideration will be determined at the closing of the IPC Acquisition based on the number of shares of IPC common stock and other equity awards outstanding at such time.

The final amounts allocated to assets acquired and liabilities assumed in the IPC Acquisition could differ materially from the preliminary amounts presented herein. A decrease in the fair value of assets acquired or an increase in the fair value of liabilities assumed in the IPC Acquisition from those preliminary valuations presented herein would result in a dollar-for-dollar corresponding increase in the amount of goodwill that will result from the IPC Acquisition.

Estimated cash consideration	$1,485,000
Assumption of debt, net of cash received	128,025

$1,613,025

Accounts receivable	128,923
Prepaid expenses and other current assets	12,516
Receivables under insured programs—current	12,691
Receivables under insured programs—noncurrent	23,564
Property and equipment	9,608
Intangible assets	5,145
Accounts payable—current	(16,053)
Accrued compensation and physician payable—current	(37,082)
Other accrued liabilities—current	(38,910)
Deferred income taxes—current	(584)
Other long term liabilities—noncurrent	(67,092)

Fair value of assets acquired and liabilities assumed	$32,726

Estimated goodwill	1,580,299
Less: historical goodwill	$492,407

Goodwill adjustment	$1,087,892

Common Stock	$17 (i)
Additional Paid-in-Capital	$192,501 (i)
Retained Earnings	$204,811 (i)

(i)	The common stock, additional paid-in-capital, and retained earnings of IPC will be adjusted to zero upon the closing of the IPC Acquisition.

(d)	The amounts in this column represent pro forma adjustments for Team Health’s 15 completed acquisitions in 2014 for the period from January 1, 2014 to their closing dates. None of the acquisitions were individually material.
(e)	The amounts in this column represent pro forma adjustments for Team Health’s 11 completed 2014 acquisitions through September 30, 2014 for the period from January 1, 2014 to their closing dates. None of the acquisitions were individually material.
(f)	The amounts in this column represent pro forma adjustments for Team Health’s six completed acquisitions in 2015 through September 30, 2015 for the period from January 1, 2015 to their closing dates or, if included in prior year, for the period from January 1, 2014 to September 30, 2014 or December 31, 2014, as appropriate. None of the acquisitions were individually material.
(g)	The amounts in this column represent pro forma adjustments for IPC’s 22 completed acquisitions in 2014 for the period from January 1, 2014 to their closing dates. None of the acquisitions were individually material.
(h)	The amounts in this column represent pro forma adjustments for IPC’s 15 completed 2014 acquisitions through September 30, 2014 for the period from January 1, 2014 to their closing dates. None of the acquisitions were individually material.
(i)	The amounts in this column represent pro forma adjustments for IPC’s 20 completed acquisitions in 2015 through September 30, 2015 for the period from January 1, 2015 to their closing dates or, if included in prior year, for the period from January 1, 2014 to September 30, 2014 or December 31, 2014, as appropriate. None of the acquisitions were individually material.

(j)	Reflects additional diluted shares added to the weighted average shares outstanding calculation to factor in the effect of IPC’s diluted shares related to outstanding options.
(k)	Reflects adjustments to income taxes to reflect the impact of the above pro forma adjustments applying combined U.S. federal and state statutory tax rates.
(l)	Reflects the removal of IPC’s acquisition-related expenses, related to the IPC Acquisition, included in IPC’s historical statements of operations.

Shareholder Derivative Lawsuit

On August 14, 2015, a purported shareholder of IPC filed a complaint in the Delaware Court of Chancery captioned Smukler v. IPC Healthcare, Inc., et al. (Case No. 11392-CB), on behalf of a purported class of IPC shareholders. The lawsuit names IPC, each of its current directors, us and our merger subsidiary. Intrepid Merger Sub, Inc. (“Sub”) as defendants. The lawsuit alleges that the individual defendants breached their fiduciary duties by, among other things, failing to take appropriate steps to maximize the value of IPC to its shareholders, failing to value IPC properly, and taking steps to avoid competitive bidding by alternate potential acquirers. The lawsuit also alleges that IPC, we and Sub aided and abetted those alleged breaches of fiduciary duties by the individual defendants. The lawsuit seeks, among other things, certification of the action as a class action; injunctive relief enjoining the merger; an accounting of all damages purportedly suffered by the plaintiff and the class including rescissory damages in favor of the plaintiff and the class; and the fees and costs associated with the litigation. On August 18, 2015, an additional lawsuit was filed in the Delaware Court of Chancery, asserting similar claims and allegations to those in the Smukler lawsuit and seeking similar relief on behalf of the same putative class. Crescente v. Singer, et al. (Case No. 11405-CB).

Additionally, on August 19, 2015, a lawsuit was filed in the Superior Court for the State of California in Los Angeles County. Khemthong v. IPC Healthcare Networks, Inc., et al. (No. BC 591953). The lawsuit asserted similar claims and allegations to those in the Smukler lawsuit and sought similar relief on behalf of the same putative class. On August 27, 2015, the plaintiff filed a request for voluntary dismissal of the suit without prejudice, and on August 28, 2015, the court entered an order granting that request.

By Order dated September 11, 2015 (the Consolidation Order), the Smukler and Crescente actions were consolidated, and all further litigation relating to or arising out of the merger were directed to be consolidated with such actions under the caption In re IPC Healthcare, Inc. Stockholders Litigation, C.A. No. 11392-CB (the “Consolidated Action”). On September 17, 2015, an action captioned Spencer v. IPC Healthcare, Inc., C.A.

No. 11516-CB, was filed in the Delaware Court of Chancery. Under the Consolidation Order, such action is required to be consolidated with the previously-filed actions. On September 18, 2015, a Verified Consolidated Class Action Complaint was filed in the Consolidated Action. On October 2, 2015, the defendants moved to dismiss the operative complaint.

On November 6, 2015, we and the other defendants in the Consolidated Action entered into a Memorandum of Understanding with the plaintiffs in the Consolidated Action providing for the settlement and the release of all claims that were or could have been brought against us and the other defendants in the Consolidated Action based upon a duty arising under Delaware law to disclose or not omit material information in connection with the IPC Acquisition, upon entry of a final order by the Delaware Court of Chancery approving the settlement. The Memorandum of Understanding contemplates that, subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the parties will enter into a stipulation of settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Delaware Court of Chancery will approve the settlement even if the parties were to enter into such a stipulation. If the Delaware Court of Chancery does not approve the settlement, such proposed settlement, as contemplated by the Memorandum of Understanding, may be terminated.